pebblebrook HOTEL TRUST

hotel modera
portland, oregon

Property Information:

Acquisition Price:	$47.5M ($273K per room)
Location:	Portland, OR
Acquired:	August 28, 2013
Rooms:	174
Type:	Upper Upscale, Full-Service
Built:	1962
Last Renovated:	2008

Historic Performance and Valuation:

Estimated Discount to Replacement Cost:	15% - 20%
2012 Occupancy:	79%
2012 ADR:	$135
Forward 12-Month Cap Rate (Projected EBITDA)[1]:	8.1% - 9.1%
Forward 12-Month Cap Rate (Projected NOI)[1] :	7.3% - 8.3%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA").





Property Highlights:

- 174 well-appointed guest rooms
- Comprehensive $13.0M ($75K / key) renovation and repositioning completed in 2008
- Nel Centro (leased restaurant), serving classic Italian cuisine for breakfast, lunch (brunch on weekends) and dinner daily
- 2,000 square feet of meeting space in three meeting rooms and an additional 600 square feet in two private dining rooms
- Full-service business center and sundry shop
- Valet parking in 72 underground hotel parking spaces

Market Highlights:

Market Overview:

- Proven history of strong recovery from market downturns with a RevPAR compounded annual growth (CAGR) of 12.0% from 2003 to 2007 and a RevPAR CAGR of 8.8% from 2009 to 2012. Downtown Portland's 78% TTM July occupancy rate is above the market's historical peak.
- Diversified demand base, provided by corporate, convention, and leisure-based guests, drove RevPAR growth for six consecutive years into 2008
- Downtown Portland offers over 10 million square feet of Class "A" office space
- Highly diverse employment base with notable concentrations in the clean tech/environmental, active wear, software and manufacturing industries



Demand Generators:

- Oregon Convention Center, the largest convention center in the Pacific Northwest
- Tourism:
  - *Tom McCall Waterfront Park*
  - *Pioneer Courthouse Square*
  - *Forest Park*
  - *Japanese Garden in the West Hills*
  - *Columbia River Gorge*
  - *Oregon Zoo*
  - *Portland Center for Performing Arts*
  - *Tryon Creek State Natural Areas*
  - *International Rose Test Garden*
  - *Pearl District*
  - *Portland Art Museum*
- Strong growing corporate environment with Fortune 500 companies Intel, Nike and Precision Castparts Corporation
- Highly regarded public transportation



Portland Downtown Sub-Market Operating Performance
ADR
RevPAR
Occupancy
Prior Peak Occupancy
2000-2012 ADR CAGR: 2.2%
2000-2012 RevPAR CAGR: 3.9%
$130
$110
$90
$70
$50
80%
75%
70%
65%
60%
55%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
Jul 2013 TTM

Source: Smith Travel Research
* Represents TTM peak occupancy for the Portland Downtown sub-market in the prior cycle.

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Hotel Modera	★	***174***	***1962***
Kimpton Hotel Vintage Plaza *(PEB Owned)*	1	117	1894
Governor Hotel	2	100	1909
Hotel Lucia	3	127	1908
The Portland Paramount Hotel	4	154	2000
Heathman Hotel @ Salmon	5	150	1927
Total Comp Set (excluding the Hotel Modera)		**648**	



1
2
3
4
5
SW Alder St
SW Morrison St
SW Yamhill St
SW Taylor St
SW Salmon St
SW Jefferson St
SW Clay St
SW Columbia St
SW Main St
SW Madison St
SW Washington St
SW Broadway
SW 10th Ave
SW 6th Ave
SW 4th Ave
First Presbyterian Church
O'Bryant Square
First Congregational United Church of Christ
Lownsdale Square
Chapman Square
Terry Schrunk Plaza

Investment Highlights:

Strengths

- Excellent location in West Coast gateway market
- Strong market with above prior peak occupancy and excellent supply / demand fundamentals
- High barriers to entry
- Historically strong operating performance with consistently strong operating metrics
- Significant discount to replacement cost

Opportunities

- Limited new supply in pipeline
- New property manager (OLS Hotels & Resorts)
- Significantly increase ADR
- Improved cash flow through Pebblebrook asset management and best practices

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of August 28, 2013. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.